Exhibit 99.1

PhenixFIN Corporation Announces Third Quarter 2026 Financial Results

With Internalized Management Team NAV/Share reaches Six Year High of $81.69

New York, NY, August 5, 2026 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the "Company"), a publicly traded business development company, today announced its financial results for the third fiscal quarter of 2026.

Highlights

●	Third quarter total investment income of $6.5 million; net investment income of $2.1 million

●	Net asset value (NAV) of $157.9 million, or $81.69 per share as of June 30, 2026 vs $79.56 per share as of March 31, 2026

●	Weighted average yield was 13.2% on debt and other income producing investments

●	A special dividend of $0.07 per share was paid on May 28, 2026, to stockholders of record as of May 18, 2026

David Lorber, Chief Executive Officer of the Company, stated:

“Credit quality across our portfolio remained resilient this quarter amid persistent macroeconomic volatility. We continue to source attractive private credit opportunities while optimizing our platform, with continued focus on enhancing long-term shareholder value.”

Selected Third Quarter 2026 Financial Results for the Quarter Ended June 30, 2026:

Total investment income was $6.5 million of which $6.2 million was attributable to portfolio interest, dividend income and PIK interest and $0.3 million was attributable to fee and other income.

Total expenses were $4.4 million and total net investment income was $2.1 million.

The Company recorded a net realized gain of $0.4 million and net unrealized gain of $1.8 million.

Portfolio and Investment Activities for the Quarter Ended June 30, 2026:

The fair value of the Company's investment portfolio totaled $301.6 million and consisted of 31 portfolio companies.

Liquidity and Capital Resources

At June 30, 2026, the Company had $2.2 million in cash and cash equivalents, $57.5 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $90.0 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver long-term value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2026 (Unaudited)	September 30, 2025
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $133,498,823 and $139,342,491, respectively)	$136,419,212	$145,280,169
Affiliated investments (amortized cost of $38,802,355 and $35,390,223, respectively)	36,682,577	35,381,405
Controlled investments (amortized cost of $155,112,950 and $149,656,451, respectively)	128,535,521	121,610,914
Total Investments at fair value	301,637,310	302,272,488
Cash and cash equivalents	2,178,083	7,289,371
Receivables:
Interest receivable	1,421,515	1,203,404
Other receivable	—	44,971
Dividends receivable	61,200	42,950
Other assets	2,389,994	2,746,775
Deferred tax asset, net	670,560	1,234,847
Deferred financing costs	1,185,184	1,384,767
Due from Affiliate	258,310	572,331
Prepaid share repurchase	84,797	96,342
Receivable for investments sold	—	21,549
Total Assets	$309,886,953	$316,909,795

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $781,263 and $1,141,393, respectively)	$146,710,356	$148,011,724
Accounts payable and accrued expenses	1,427,432	4,226,889
Other liabilities	2,463,039	2,439,405
Interest and fees payable	1,121,388	1,187,574
Taxes payable	77,509	137,538
Due to Affiliate	126,936	132,365
Administrator expenses payable (see Note 6)	97,386	—
Total Liabilities	152,024,046	156,135,495

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 1,932,473 and 2,003,769 common shares outstanding, respectively	1,932	2,004
Capital in excess of par value	701,284,360	704,640,648
Total distributable earnings (loss)	(543,423,385)	(543,868,352)
Total Net Assets	157,862,907	160,774,300
Total Liabilities and Net Assets	$309,886,953	$316,909,795

Net Asset Value Per Common Share	$81.69	$80.24

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,437,421	$3,758,928	$7,237,718	$9,708,993
Payment in-kind	349,010	213,590	627,201	832,055
Affiliated investments:		-
Cash	582,491		1,884,957	-
Payment in-kind	314,673	-	764,594	-
Controlled investments:		-
Cash	671,985	607,929	1,843,148	1,822,914
Total interest income	4,355,580	4,580,447	12,357,618	12,363,962
Dividend income
Non-controlled, non-affiliated investments	420,369	247,322	1,644,616	1,221,852
Affiliated investments	-	-	268,540	254,231
Controlled investments	1,391,618	617,056	3,298,977	3,597,022
Total dividend income	1,811,987	864,378	5,212,133	5,073,105
Interest from cash and cash equivalents	28,038	27,804	132,275	132,557
Fee income (see Note 9)	255,318	684,330	607,525	822,841
Total Investment Income	6,450,923	6,156,959	18,309,551	18,392,465

Expenses:
Interest and financing expenses	2,319,759	2,660,472	7,060,672	7,785,246
Salaries and benefits	1,078,675	1,237,767	3,064,684	3,451,438
Professional fees, net	285,347	304,540	1,085,619	1,300,518
General and administrative expenses	355,438	398,494	1,078,416	928,026
Directors fees	152,500	204,000	525,928	612,000
Administrator expenses (see Note 6)	109,123	106,740	320,407	303,924
Insurance expenses	74,812	87,460	224,436	262,379
Total expenses	4,375,654	4,999,473	13,360,162	14,643,531
Net Investment Income	2,075,269	1,157,486	4,949,389	3,748,934

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	411,093	(1,665,458)	(17,385)	(1,561,801)
Affiliated investments	(334)	(10,320,353)	3,162	(10,320,353)
Controlled investments	-	-	-	-
Total net realized gains (losses)	410,759	(11,985,811)	(14,223)	(11,882,154)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	1,124,905	(18,517)	(3,017,289)	1,973,193
Affiliated investments	(1,067,771)	8,379,055	(2,110,960)	7,397,502
Controlled investments	1,767,513	914,813	1,468,108	(892,789)
Total net change in unrealized gains (losses)	1,824,647	9,275,351	(3,660,141)	8,477,906
Deferred tax benefit (expense)	(86,737)	55,511	(676,181)	(274,125)
Loss on Extinguishment of Debt (see Note 5)	-	-	(12,314)	-
Total realized and unrealized gains (losses)	2,148,669	(2,654,949)	(4,362,859)	(3,678,373)
Net Increase (Decrease) in Net Assets Resulting from Operations	$4,223,938	$(1,497,463)	$586,530	$70,561

Weighted average basic and diluted earnings per common share	$2.19	$(0.74)	$0.30	$0.03
Weighted average common shares outstanding - basic and diluted (see Note 11)	1,932,597	2,017,330	1,969,108	2,018,962

4